UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 11, 2017
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2017, the Board of Directors of SAExploration Holdings, Inc. (the “Company”) appointed Mr. Michael Faust as the seventh member of the Board of Directors of the Company. Mr. Faust was recommended for such appointment by the Nominating Committee of the Board of Directors.

The Board of Directors of the Company determined that Mr. Faust is independent under the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”) and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and appointed Mr. Faust to serve as a member of the Audit Committee of the Company’s Board of Directors.

Mr. Faust will be entitled to receive compensation for his service as a non-employee director of the Company and a member of the Audit Committee. See “Board of Directors – Director Compensation” on page 11 of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 23, 2016.

Item 8.01. Other Events.
On January 17, 2017, the Company issued a press release announcing the appointment of Mr. Faust to its Board of Directors and Audit Committee, and that, as a result of such appointment, the Company received notice from Nasdaq that the Company has regained full compliance with the audit committee composition and independence requirements for continued listing on Nasdaq.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 17, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2017            SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 17, 2017.